CONSENT AND AMENDMENT

      This Consent and Amendment dated to be effective as of December 19, 1997 ("Agreement"), is between the undersigned noteholder, (the "Noteholder") and SFPP, L.P., a Delaware limited partnership, formerly known as Southern Pacific Pipelines Partnership, L.P. (the "Company").

                           INTRODUCTION

      Reference is made to the Note Agreement dated as of December 8, 1988 (the "Note Agreement") between the Noteholder and the Company, the defined terms of which are used herein unless otherwise defined herein. In connection with the consummation of the transaction described below (the "Transaction"), the Company has requested (a) a consent to the replacement of the Company's Current General Partner (hereinafter defined) with the New General Partner (hereinafter defined), and (b) an amendment of the Note Agreement to permit certain Restricted Payments in connection therewith.

      The basis of the Transaction is the acquisition by Kinder Morgan Energy Partners, L.P. (the "Purchaser"), through its affiliate Kinder Morgan Operating L.P. "D," a Delaware limited partnership (the "New General Partner"), of a 99.5% general partnership interest in the Company. The Transaction will result in the exchange of the existing general partner interest of Santa Fe Pacific Pipelines, Inc., a Delaware corporation, formerly known as Southern Pacific Pipelines, Inc. (the "Current General Partner") for a 1.0101% special limited partner interest (the "SLP Interest"), which SLP Interest will be partially redeemed by the Company with a payment of $5,800,000 (the "Special Distribution"), reducing the Current General Partner's SLP Interest to 0.5%, and increasing the New General Partner's general partnership interest to 99.5%. Thereafter, the Current General Partner may require the Company to purchase the remaining SLP Interest, which payment (the "Put Right Payment") the Company may make in cash or common units of the Purchaser, at the Company's election, and the New General Partner may require the Current General Partner to sell to the Company the remaining SLP Interest, which payment (the "Call Right Payment") the Company may make in cash or common units of the Purchaser, at the New General Partner's election.

The Transaction is described with greater detail in Exhibit B to the request for consent and the Purchase Agreement dated October 18, 1997, among the Purchaser, Kinder Morgan G.P., Inc., Santa Fe Pacific Pipeline Partners, L.P., SFP Pipeline Holdings, Inc., and the Current General Partner, which is attached as Exhibit C to the request for consent.

      Therefore, in connection with the foregoing and for other good and valuable consideration, the Noteholder and the Company agree as follows:

      Section 1. Consent. Section 11(1) of the Note Agreement requires the consent of the holders of a majority of the outstanding principal amount of the Notes to the replacement of the Current General Partner. The Noteholder hereby consents to the replacement of the Current General Partner with the New General Partner in connection with the Transaction.

      Section 2. Amendment. Section 18 of the Note Agreement requires the consent of the holders of 66-2/3% of the outstanding principal amount of the Notes to the amendment of the Note Agreement. Section 10.4 of the Note Agreement limits the Company's ability to make Restricted Payments. In order to exclude the Special Distribution and the Put Right Payment (but not the Call Right Payment) from such limitations, the definition of "Restricted Payments" is amended by adding the following provision to the end of such definition:


      Notwithstanding the foregoing, neither the Special Distribution in an amount not to exceed $5,800,000 nor any payment in connection with the Put Notice (in each case, as defined in the Purchase Agreement dated October 18, 1997, among Kinder Morgan Energy Partners, L.P., Kinder Morgan G.P., Inc., Santa Fe Pacific Pipeline Partners, L.P., SFP Pipeline Holdings, Inc., and Santa Fe Pacific Pipelines, Inc., as in effect on October 18, 1997 (the "Purchase Agreement"), the amount of which is calculated as set forth in Section 1.3 of such Purchase Agreement, shall constitute a "Restricted Payment" for purposes of this Agreement.


      Section 3. Representations and Warranties. The Company represents and warrants that (a) the execution, delivery and performance of this Agreement are within the power and authority of the Company and have been duly authorized by appropriate proceedings, (b) this Agreement constitutes legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Note Agreement as provided for herein, no Event of Default shall exist under the Note Agreement and there shall have occurred no event which with notice of lapse of time would become an Event of Default under the Note Agreement, as amended.


      Section 4. Effect on Note Agreement. Except as amended herein, the Note Agreement remains in full force and effect as originally executed. Nothing herein shall act as a waiver of the Noteholder's rights under the Note Agreement as amended, including the waiver of any default or event of default, however denominated. The Company must continue to comply with the terms of the Note Agreement, as amended. Any breach of the representations and warranties under this Agreement may be a default or Event of Default under the Note Agreement.


       Section 5. Miscellaneous. This Agreement shall be effective as of the date hereof when duly executed and delivered by the parties hereto. This Agreement may be executed in multiple counterparts.

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By: /s/ Barry R. Pearl
                               Name: Barry R. Pearl
                               Title: Senior Vice President and CFO



                          NOTEHOLDER:

                          Teachers Ins. & Annuity Assoc.


                          By:  /s/ Charles C. Thompson III
                          Name: Charles C. Thompson III
                          Title: Managing Director-Private Placements

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          The  Northwestern  Mutual Life  Insurance Company


                          By:  /s/  Richard A. Strait
                          Name: Richard A. Strait
                          Title: Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          CIG & Co.


                          By:   /s/  James G. Schelling
                          Name: James G. Schelling
                          Title: Managing Director

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                          By:________________________________
                          Name:______________________________
                          Title:_____________________________



                          NOTEHOLDER:

                          Pacific Life Ins. Co. (F.K.A. Pacific Mutual Life Ins. Co.)


                          By:   /s/  William R. Schmidt
                          Name: William R. Schmidt
                          Title:   AVP

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Provident  Life  and  Accident  Insurance Company

                          By:  Provident Investment Management LLC


                               By:  /s/  David Fussell
                               Name:  David Fussell
                               Title: Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          The Paul Revere Life Insurance Company


                          By:  Provident Investment Management, LLC

                               By:  /s/  David Fussell
                               Name: David Fussell
                               Title:  Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          The Paul Revere Variable Annuity Insurance
                          Company


                          By:  Provident Investment Management, LLC

                               By:  /s/  David Fussell
                               Name: David Fussell
                               Title:  Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          The Paul Revere Protective Life Insurance
                          Company


                          By:  Provident Investment Management, LLC

                               By:  /s/  David Fussell
                               Name: David Fussell
                               Title:  Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Sun  Life  Assurance  Company  of  Canada (U.S.)


                          By:   /s/  John N. Whelihan
                          Name: John N. Whelihan
                          Title: Vice President, U.S. Private Placements - for President


                          By:  /s/  Jeffrey Skerry
                          Name: Jeffrey Skerry
                          Title:  Senior  Associate  Counsel  - for Secretary

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Sun Life Assurance Company of Canada

                          By:   /s/  John N. Whelihan
                          Name: John N. Whelihan
                          Title: Vice President, U.S. Private Placements - for President



                          By:  /s/  Jeffrey Skerry
                          Name: Jeffrey Skerry
                          Title:  Senior  Associate  Counsel  - for Secretary

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          American   General   Life  and   Accident Insurance
                          Company


                          By:  /s/  Julie S. Tucker
                           Name: Julia S. Tucker
                          Title:  Investment Officer

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          American United Life Insurance Company


                          By:  /s/  Christopher D. Pahlke
                          Name: Christopher D. Pahlke
                          Title:  Vice President of Private Placements

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Massachusetts Mutual Life Ins. Co.


                          By:  /s/  Richard C. Morrison
                          Name: Richard C. Morrison
                          Title:  Managing Director

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          First Unum Life Insurance Company


                          By:  /s/  Richard R. Wolfe
                          Name: Richard R. Wolfe
                          Title:  Director, Corporate Securities

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Unum Life Insurance Company of America


                          By:  /s/  Richard R. Wolfe
                          Name: Richard R. Wolfe
                          Title:  Director, Corporate Securities

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Auer & Co.

                          By:  /s/  Rhonda Kellerborn
                          Name: Rhonda Kellerborn
                          Title:  Reorg. Specialist

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Phoenix Home Life Mutual Insurance Company


                          By:  /s/  Donald Bertrand
                          Name: Donald Bertrand
                          Title:  Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Pan America Life Insurance Co.


                          By:  /s/  F. Anderson Stone
                          Name: F. Anderson Stone
                          Title: Vice President, Corporate Securities

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Aid Association for Lutherans


                          By:  /s/  James Abitz
                          Name: James Abitz
                          Title:  Vice President Investments


                          By:  /s/  R. Jerry Scheel
                          Name: R. Jerry Scheel
                          Title:  Second Vice President - Securities

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Jefferson Pilot Life Insurance Company


                          By:  /s/ Robert E. Whalen, II
                          Name: Robert E. Whalen, II
                          Title:  Second Vice President

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Salkeld & Co.


                          By:  /s/  Rhonda Kellenborn
                          Name: Rhonda Kellenborn
                          Title:  Reorg. Specialist

      EXECUTED as of the date first above written.


                          COMPANY:


                          SFPP, L.P.


                          By:  Santa Fe Pacific Pipelines, Inc.,
                               its General Partner


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________



                          NOTEHOLDER:

                          Massachusetts Casualty Insurance Company


                          By:  /s/  John N. Whelihan
                          Name: John N. Whelihan
                          Title:  Assistant Treasurer

                             Int.  Cumulative
  Maturity     Principal     Rate    Total    Current Noteholder

                CONSENT
                RECEIVED

              45,000,000.00                    TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
              35,000,000.00                    NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, THE
              29,500,000.00                    CIGNA PRIVATE PLACEMENTS (NOMINEE:  CIG & CO.)
              20,000,000.00                    PACIFIC MUTUAL INSURANCE COMPANY (NOMINEE:  ATWELL & CO.)
              18,000,000.00                    PAUL REVERE AND PROVIDENT LIFE GROUP
              10,500,000.00                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
              10,000,000.00                    AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE CO.
               8,000,000.00                    AMERICAN UNITED LIFE INSURANCE COMPANY
               8,000,000.00                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
               8,000,000.00                    FIRST UNUM AND UNUM LIFE GROUP
               5,500,000.00                    AUER & CO. (FBL INVESTMENT ADVISORY SERVICES)
               4,000,000.00                    PHOENIX MUTUAL LIFE INSURANCE COMPANY
               3,000,000.00                    PAN AMERICAN LIFE INSURANCE COMPANY
               3,000,000.00                    AID ASSOCIATION FOR LUTHERANS
               3,000,000.00                    JEFFERSON-PILOT LIFE INSURANCE COMPANY
               2,000,000.00                    SALKELD & CO. (AMERICAN MUTUAL LIFE INSURANCE COMPANY)
               1,000,000.00                    MASSACHUSETTS CASUALTY INSURANCE COMPANY

             213,500,000.00                    TOTAL


             185,000,000.00                    TOTAL REQUIRED




